Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

      This Agreement and Plan of Merger dated as of November 6, 2008 (the “Agreement”) is between Landec Corporation, a California corporation (“Landec California”), and Landec Corporation, a Delaware corporation (“Landec Delaware”). Landec Delaware and Landec California are sometimes referred to in this Agreement as the “Constituent Corporations.”

RECITALS

     A. Landec Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 100 shares designated as “Common Stock,” $0.001 par value. As of the date of this Agreement, all shares of Landec Delaware Common Stock were issued and outstanding.

      B. Landec California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 52,000,000 shares, 50,000,000 of which are designated “Common Stock,” $0.001 par value and 2,000,000 of which are designated “Preferred Stock,” $0.001 par value. As of the date of this Agreement, 26,175,069 shares of Common Stock were issued and outstanding and no shares of Preferred Stock were issued and outstanding.

      C. The Board of Directors of Landec California has determined that, for the purpose of effecting the reincorporation of Landec California in the State of Delaware, as a reorganization within the provisions of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder, it is advisable and in the best interests of Landec California that Landec California merge with and into Landec Delaware upon the terms and conditions provided in this Agreement.

      D. The respective Boards of Directors of Landec Delaware and Landec California have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective stockholders and executed by the undersigned officers.

      E. The respective shareholders of Landec Delaware and Landec California have approved this Agreement at the 2008 annual shareholder meeting.

      F. The closing of the transactions contemplated by this Agreement will therefore take place after the Landec California shareholders approve the reincorporation and this Agreement and other conditions to closing are satisfied.

AGREEMENT

      In consideration of the mutual agreements and covenants set forth herein, Landec Delaware and Landec California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

1.       Merger

      1.1     Merger. In accordance with the provisions of this Agreement, the General Corporation Law of Delaware and the California Corporations Code, Landec California shall be merged with and into Landec Delaware (the “Merger”), the separate existence of Landec California shall cease and Landec Delaware shall be, and is sometimes referred to below as, the “Surviving Corporation,” and the name of the Surviving Corporation shall be Landec Corporation.

      1.2     Filing and Effectiveness. The Merger shall become effective upon completion of the following actions:

      (a) Adoption and approval of this Agreement and the Merger by the stockholders of Landec Delaware and the shareholders of Landec California in accordance with the applicable requirements of the General Corporation Law of Delaware and the California Corporations Code;

      (b) The satisfaction or waiver of all of the conditions precedent to the consummation of the Merger as specified in this Agreement; and

      (c) The filing with the Secretary of State of Delaware of an executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the General Corporation Law of Delaware.

      The date and time when the Merger becomes effective is referred to in this Agreement as the “Effective Date of the Merger.”

      1.3     Effect of the Merger. Upon the Effective Date of the Merger, the separate existence of Landec California shall cease and Landec Delaware, as the Surviving Corporation, (a) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (b) shall be subject to all actions previously taken by its and Landec California’s Board of Directors, (c) shall succeed, without other transfer, to all of the assets, rights, powers and property of Landec California in the manner more fully set forth in Section 259 of the General Corporation Law of Delaware, (d) shall continue to be subject to all of the debts, liabilities and obligations of Landec Delaware as constituted immediately prior to the Effective Date of the Merger, and (e) shall succeed, without other transfer, to all of the debts, liabilities and obligations of Landec California in the same manner as if Landec Delaware had itself incurred them, all as more fully provided under the applicable provisions of the General Corporation Law of Delaware and the California Corporations Code.

2.       Charter Documents, Directors and Officers

      2.1     Certificate of Incorporation. The Certificate of Incorporation of Landec Delaware, attached hereto as Exhibit A (the “Certificate of Incorporation”), shall be the Certificate of Incorporation of the Surviving Corporation immediately following the Merger until duly amended in accordance with the provisions thereof and applicable law.

      2.2     Bylaws. The Amended and Restated Bylaws of Landec Delaware, attached hereto as Exhibit B (the “Bylaws”), shall be the Bylaws of the Surviving Corporation immediately following the Merger until duly amended in accordance with the provisions thereof and applicable law.

      2.3     Directors and Officers. The directors and officers of Landec California immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

3.       Manner of Conversion of Stock

      3.1     Landec California Common Stock. Upon the Effective Date of the Merger, each one share of Landec California Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such share or any other person, be converted into and exchanged for one fully paid and non-assessable share of Common Stock, $.001 par value, of the Surviving Corporation.

      3.2     Landec California Options, Stock Purchase Rights and Convertible Securities.

      (a) Upon the Effective Date of the Merger, the Surviving Corporation shall assume and continue any and all stock option, stock incentive, employee benefit and other equity-based award plans heretofore adopted by Landec California (the “Plans”). Each outstanding and unexercised option, other right to purchase, or security convertible into, Landec California Common Stock (a “Right”) shall become an option, right to purchase, or a security convertible into the Surviving Corporation’s Common Stock, respectively, on the basis of one share of the Surviving Corporation’s Common Stock, as the case may be, for each one share of Landec California Common Stock, issuable pursuant to any such Right, on the same terms and conditions and at an exercise price equal to the exercise price applicable to any such Right at the Effective Date of the Merger.

      (b) A number of shares of the Surviving Corporation’s Common Stock shall be reserved for issuance upon the exercise or conversion of Rights equal to the number of shares Landec California Common Stock so reserved immediately prior to the Effective Date of the Merger.

      3.3     Landec Delaware Common Stock. Upon the Effective Date of the Merger, each share of Landec Delaware Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Landec Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

      3.4     Exchange of Certificates. After the Effective Date of the Merger, each holder of an outstanding certificate representing Landec California Common Stock may, at such holder’s option, surrender the same for cancellation to StockTrans, Inc. (the “Exchange Agent”), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation’s Common Stock into which the surrendered shares were converted as provided herein. Until so surrendered, each outstanding certificate theretofore representing shares of Landec California capital stock shall be deemed for all purposes to represent the number of whole shares of the appropriate class and series of the Surviving Corporation’s capital stock into which such shares of Landec California capital stock were converted in the Merger.

      The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of capital stock of the Surviving Corporation represented by such outstanding certificate as provided above.

      Each certificate representing capital stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Landec California so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

      If any certificate for shares of the Surviving Corporation’s stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of the issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not payable.

4.       General

      4.1     Covenants of Landec Delaware. Landec Delaware covenants and agrees that it will, on or before the Effective Date of the Merger:

      (a) Qualify to do business as a foreign corporation in the State of California and irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California Corporations Code.

      (b) File any and all documents with the California Franchise Tax Board necessary for the assumption by Landec Delaware of all of the franchise tax liabilities of Landec California; and

      (c) Take such other actions as may be required by the California Corporations Code.

      4.2     Further Assurances. From time to time, as and when required by Landec Delaware or by its successors or assigns, there shall be executed and delivered on behalf of Landec California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions, as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Landec Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Landec California and otherwise to carry out the purposes of this Agreement, and the officers and directors of Landec Delaware are fully authorized in the name and on behalf of Landec California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

      4.3     Succession. Upon consummation of the Merger, the separate existence of Landec California will cease, and the Surviving Corporation will possess all the rights, privileges, immunities, powers and franchises of a public as well as of a private nature, and be subject to all of the restrictions, disabilities and duties, of Landec California; and all the rights, privileges, immunities, powers and franchises of Landec California, and all property, whether real, personal or mixed, all stock registered in the name of Landec California, and all debts due to Landec California on whatever account, and all subscriptions and all choses in action of or belonging to Landec California, will be vested in the Surviving Corporation; and all such property, rights, privileges, immunities, powers and franchises will be thereafter as effectually the property of the Surviving Corporation as they were of Landec California, and the title to any real estate vested by deed or otherwise in Landec California will not revert or be in any way impaired by reason of the Merger but will be vested in the Surviving Corporation; and all rights of creditors and all liens upon any property of Landec California will be preserved unimpaired, and all debts, liabilities and duties of Landec California will be preserved unimpaired, and all debts, liabilities and duties of Landec California will attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it, and any claim existing or action or proceeding pending by or against Landec California may be prosecuted against the Surviving Corporation. All acts, plans, policies, agreements, arrangements, approvals and authorizations of Landec California and its agents which were valid and effective immediately prior to consummation of the Merger will be taken for all purposes as the acts, plans, policies, agreements, arrangements, approvals and authorizations of the Surviving Corporation and will be as effective and binding thereon, in each case as the same were with respect to Landec California. The employees and agents of Landec California will become the employees and agents of the Surviving Corporation and will continue to be entitled to the same rights and benefits that they enjoyed as employees and agents of Landec California.

      4.4     Shareholder and Stockholder Approval.   This Agreement shall be submitted to a vote of the shareholders of Landec California and the sole stockholder of Landec Delaware in accordance with the laws of the State of California and the State of Delaware, respectively. In the event that this Agreement shall be not approved by the requisite vote of holders of a majority of Landec California Common Stock outstanding and entitled to vote at Landec California’s 2008 annual meeting or any adjournment thereof, this Agreement shall thereupon be terminated without further action of the parties hereto.

      4.5     Abandonment. At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Landec California or Landec Delaware, or both, notwithstanding the approval of this Agreement by the shareholders of Landec California or by the sole stockholder of Landec Delaware, or by both.

      4.6     Amendment. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretary of State of the State of Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of either Constituent Corporation shall not: (a) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (b) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class of shares or series of capital stock of such Constituent Corporation.

      4.7     Registered Office. The registered office of the Surviving Corporation in the State of Delaware is located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, zip code 19808. Corporation Service Company is the registered agent of the Surviving Corporation at such address.

      4.8     Agreement Copies. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 3603 Haven Avenue, Menlo Park, CA 94025 and copies thereof will be furnished to any stockholder of either Constituent Corporation, upon request and without cost.

      4.9     Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

      4.10     Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, letters of intent, negotiations and discussions, whether oral or written, of the parties.

      4.11     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

[Signature page immediately follows.]

      The undersigned authorized representatives of the Constituent Corporation have executed and acknowledged this Agreement as of the date first set forth above.

Landec Corporation, a Delaware corporation

By: /s/ Gary T. Steele

Name: Gary T. Steele
Title: President and Chief Executive Officer

Landec Corporation, a California corporation

By: /s/ Gary T. Steele

Name: Gary T. Steele
Title: President and Chief Executive Officer

EXHIBIT A

CERTIFICATE OF INCORPORATION
OF
LANDEC CORPORATION

EXHIBIT B

AMENDED AND RESTATED
BYLAWS
OF
LANDEC CORPORATION